Exhibit 27(m)

Sample Hypothetical Illustration

WRL Freedom Elite Current Accumulation

Policy Year	Month	Age	Beginning CV (1)	Premium (2)	BOM DB (3)	Policy Fee (4)	BOM NAAR (5)	Base COI Rate (6)	Base COI Deduction (7)	Net CV (8)	Gross Rate of Inv Return (9)	Invest Fees (10)	Net Rate (11)	M&E (12)	Interest (13)	End CV (14)
5	1	34	11,089.66	3,000.00	300,000.00	5.00	285,177.28	0.13250	37.79	14,046.87	6.00%	1.07%	4.93%	0.90%	46.32	14,093.20
5	2	34	14,093.20	—	300,000.00	5.00	285,173.75	0.13250	37.79	14,050.41	6.00%	1.07%	4.93%	0.90%	46.34	14,096.75
5	3	34	14,096.75	—	300,000.00	5.00	285,170.19	0.13250	37.79	14,053.96	6.00%	1.07%	4.93%	0.90%	46.35	14,100.31
5	4	34	14,100.31	—	300,000.00	5.00	285,166.63	0.13250	37.78	14,057.53	6.00%	1.07%	4.93%	0.90%	46.36	14,103.89
5	5	34	14,103.89	—	300,000.00	5.00	285,163.06	0.13250	37.78	14,061.11	6.00%	1.07%	4.93%	0.90%	46.37	14,107.47
5	6	34	14,107.47	—	300,000.00	5.00	285,159.47	0.13250	37.78	14,064.69	6.00%	1.07%	4.93%	0.90%	46.38	14,111.07
5	7	34	14,111.07	—	300,000.00	5.00	285,155.88	0.13250	37.78	14,068.29	6.00%	1.07%	4.93%	0.90%	46.40	14,114.69
5	8	34	14,114.69	—	300,000.00	5.00	285,152.25	0.13250	37.78	14,071.91	6.00%	1.07%	4.93%	0.90%	46.41	14,118.31
5	9	34	14,118.31	—	300,000.00	5.00	285,148.63	0.13250	37.78	14,075.53	6.00%	1.07%	4.93%	0.90%	46.42	14,121.95
5	10	34	14,121.95	—	300,000.00	5.00	285,145.00	0.13250	37.78	14,079.17	6.00%	1.07%	4.93%	0.90%	46.43	14,125.60
5	11	34	14,125.60	—	300,000.00	5.00	285,141.34	0.13250	37.78	14,082.82	6.00%	1.07%	4.93%	0.90%	46.44	14,129.26
5	12	34	14,129.26	—	300,000.00	5.00	285,137.69	0.13250	37.78	14,086.48	6.00%	1.07%	4.93%	0.90%	46.46	14,132.93

(1)	= End of Month Cash Value from previous month

(2)	= Annual planned premium

(3)	= Beginning of Month Death Benefit

(4)	= Monthly Administration Fee = $5.00 in all months

(5)	= Net Amount at Risk = (3) - (1) - (2) + (4)

(6)	= Current cost of insurance rate

(7)	= Current cost of insurance charge = (5) / 1000 * (6)

(8)	= Net Cash Value = (1) + (2) - (4) - (7)

(9)	= Hypothetical Gross Rate of Investment Return

(10)	= Arithmetic Average of Total Portfolio Expenses

(11)	= Hypothetical Net Rate of Investment Return = (9) - (10)

(12)	= Mortality and Expense Charge

(13)	= Interest = (8) * { [1 + (11) - (12)] ^ (1/12) -1 }

(14)	= End Of Month Cash Value = (8) + (13)